Exhibit 3.10

BYLAWS
OF
MURRAY INTERNATIONAL METALS, INC.

ARTICLE I.

Section 1.1.            Registered Office and Agent.  The registered office of the corporation is located at 311 Dallas Ave., Houston, Texas 77002.  The name of its registered agent is C T Corporation System.

Section 1.2.            Other Offices.  The corporation may have, in addition to its registered office, offices and places of business at such places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 2.1.            Place of Meetings.  All meetings of shareholders shall be held at the principal place of business of the corporation or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

Section 2.2.            Annual Meeting.  The annual meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such place and time as the Board of Directors may determine.  Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

Section 2.3.            Special Meetings.  Special meetings of the shareholders may be called by the Chairman of the Board of Directors or the Board of Directors.  Special meetings of shareholders may also be called by the Secretary upon the written request of the holders of shares entitled to not less than ten percent of all the votes entitled to be cast at such meeting.  Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the meeting.  It shall be the duty of the Secretary to fix the date of the meeting to be held not less than ten nor more than sixty days after the receipt of the request and to give due notice thereof.  If the Secretary shall neglect or refuse to fix the date for the meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.4.            Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting to the shareholders of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 2.5.            Closing of Transfer Books and Fixing Record Date.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose.  Such date, in any case, shall be not more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty days.  If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

Section 2.6.            Voting List.  The officer or agent having charge of the stock transfer books of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder throughout the entire meeting.  The original stock transfer books shall be prima facie evidence of the identity of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with any requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 2.7.            Voting at Meetings.  Any holder of shares of the corporation entitled to vote shall be entitled to one vote for each share held.

Section 2.8.            Proxies.  A shareholder may vote either in person or by proxy executed in writing by him or by his duly authorized attorney in fact.  No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.  Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.  Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

Section 2.9.            Quorum of Shareholders.  Except as provided in the immediately following sentence or as otherwise required by applicable law, the presence in person or by proxy of the holders of a majority of the shares entitled to vote, shall constitute a quorum for the transaction of business.  In the case of special shareholders’ meetings called exclusively for the filling of vacancies on the Board of Directors, the quorum required for such special meeting shall be such percentage as is provided for in Section 3.4 of these bylaws, as same may be amended from time to time.  If a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by law, the Articles of Incorporation or these bylaws.

Section 2.10.          Conduct of Meetings.  The Chairman of the Board of Directors, if any, or the President shall preside at, and the Secretary shall keep the records of, each meeting of shareholders.  In the absence of either such officer, his duties shall be performed by another officer of the corporation appointed at the meeting.

Section 2.11.          Action Without Meeting.  Any action which may be taken at a meeting of shareholders, directors, or any committee may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote on such action at a meeting, and filed with the Secretary of the corporation.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.1.            Management of the Corporation.  The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts or things not directed or required by statute, by the Articles of Incorporation or by these bylaws to be done by the shareholders.

Section 3.2.            Number and Tenure.  The number of directors shall not be less than one (1) nor more than five (5).  The number of directors may be increased or decreased from time to time by amendment to these bylaws but no decrease shall have the effect of shortening the term of any incumbent director.  The directors shall be elected by the shareholders annually in accordance with the provisions of these bylaws.

Unless soon removed in accordance with these bylaws, members of the Board of Directors shall hold office until the next annual meeting of the shareholders and until their successors shall have been elected and qualified.

Section 3.3.            Qualifications.  Directors need not be shareholders or residents of the State of Texas.

Section 3.4.            Vacancies.  Any vacancy occurring in the Board of Directors (by death, resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 3.5.            Place of Meeting.  Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  In the absence of specific designation, the meetings shall be held at the principal place of business of the corporation.

Section 3.6.            Regular Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it.  No notice of annual meetings need be given to either old or new members of the Board of Directors.  Regular meetings may be held at such other times as shall be designated by the Board of Directors.

Section 3.7.            Special Meetings.  Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board of Directors or, if he is absent or unable or refuses to act, by any two directors of the corporation.  Written notice of the time, place, and purpose of the special meeting shall be delivered personally to each director, sent by mail or telefax to the last known address of such director not later than four days before the day appointed for the meeting.  Oral notice may be substituted for such written notice if given not later than one day before the meeting.  Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice.  Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.8.            Quorum.  A majority of directors at the time in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum.  The act of a majority of the directors present at any meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation or elsewhere in these bylaws.

Section 3.9.            Compensation.  Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained herein shall be considered to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.10.          Removal.  Subject to the provisions of the Texas Business Corporation Act, the entire Board of Directors or any individual director may be removed from office, either with or without cause, at any meeting of shareholders called for that purpose by the affirmative vote of the number and class(es) of shares required to initially elect such director.  The notice calling such meeting shall give notice of intention to act upon such matter.  Any vacancy in the Board of Directors caused by removal of any or all directors may be filled at the same meeting in the manner provided in Section 3.4 of these bylaws.

Section 3.11.          Conduct of Meetings.  The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.  In the absence of the Chairman, the directors present at the meeting shall select one of their number to preside as chairman at that meeting.  The Secretary of the corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of the meeting.

Section 3.12.          Board Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more other committees to conduct such business and affairs of the corporation as the Board, by resolution, may provide.  The Board of Directors, by a majority vote, shall have the power at any time to change the powers and members of any committees, to fill vacancies, and to dispose of any committee.  Members of any committee shall receive such compensation as the Board of Directors may from time to time provide.  The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 3.13.          Action Without Meeting.  Any action which may be taken at a meeting of shareholders, directors, or any committee may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote on such action at a meeting, and filed with the Secretary of the corporation.

ARTICLE IV.

OFFICERS

Section 4.1.            Officers.  The officers of the corporation shall be elected by the Board of Directors, and shall consist of a President and a Secretary and may consist of a Vice President or Vice Presidents, a Treasurer and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time designate, all of whom shall hold office until their successors are elected and qualified.  Two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these bylaws to be executed, acknowledged or verified by two or more officers.

Section 4.2.            Salaries.  The salaries of the officers shall be determined by the Board of Directors, and may be altered by the Board from time to time except as otherwise provided by contract.  No officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.  All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the corporation’s business.

Section 4.3.            Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of officers of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office for the unexpired term and until his successor is chosen and qualified.

Section 4.4.            Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.5.            President.  The corporation shall appoint a President.  The President shall be the principal executive officer of the corporation, and, subject to the control of the Board of Directors, shall in general direct, supervise and control all of the business and officers of the corporation.  He may sign, with the Secretary or any other proper officer of the corporation, thereunto, authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly reserved to the Board of Directors by these bylaws or delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed and executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.  The President may exercise the powers given by applicable law to the President of a corporation.

Section 4.6.            Vice Presidents.  Any Vice President shall, under the direction and subject to the control of the Board of Directors, perform such duties as may be assigned to such Vice President.

Section 4.7.            Secretary.  It shall be the duty of the Secretary to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings at such meetings in a book suitable for that purpose.  It shall also be the duty of the Secretary to attest with his signature and the seal of the corporation all stock certificates issued by the corporation and to keep at the corporation’s principal place of business a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the corporation.  He shall also attest with his signature and the seal of the corporation all deeds, conveyances or other instruments requiring the seal of the corporation.  The Secretary shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law.  The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him.  The duties of the Secretary may also be performed by any Assistant Secretary, or if there be none, by the Treasurer.  In the absence or inability to act, or the refusal or neglect to act, of the Secretary, Assistant Secretary, and Treasurer, any person authorized by the President, any Vice President, or Board of Directors, may perform the functions of the Secretary.

Section 4.8.            Treasurer.  The Treasurer, if one shall be elected, shall have charge and custody of all moneys of the corporation as may be committed to his keeping and account for the same.  He shall be prepared at all times to give information as to the condition of the corporation and shall make a detailed annual report of the entire business and financial condition of the corporation.  The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to him.  The duties of the Treasurer may also be performed by any Assistant Treasurer, or if there be none, by the Secretary.  In the absence or inability to act, or the refusal or neglect to act, of the Treasurer, Assistant Treasurer, and Secretary, any person authorized by the President, any Vice President, or Board of Directors may perform the functions of Treasurer.

Section 4.9.            Delegation of Authority.  In the case of any absence of any officer of the corporation or for any other reason that the Board may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable, providing that a majority of the entire Board concurs therein.

Section 4.10.          Board of Directors’ Approval.  The following activities and transactions by the corporation and any of its subsidiaries require the affirmative approval of the Board of Directors and cannot be performed by the officers of the corporation without such board approval:

(a)           All financing and refinancing arrangements, capital leases and loan agreements.

(b)           The hiring of outside consultants, including, but not limited to, legal advisors and accountants.

(c)           All acquisitions of assets or stock.

(d)           All disposition of assets or stock.

(e)           The purchase of stock from shareholders.

(f)            Annual budgets.

(g)           Lawsuits and settlements.

(h)           The appointment or reappointment of the President or the Chief Executive Officer or any other officer.

(i)            The appointment of any committee or any executive to any committee.

(j)            Remuneration payable to the President and all officers and senior executives.

(k)           Any increase in the capital of the corporation.

(l)            All other matters and contracts which by these bylaws or the laws of the State of Texas or other applicable law are required to be carried out by the Board of Directors.

ARTICLE V.

NOTICES

Section 5.1.            Manner of Giving Notice.  Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these bylaws, notice is required to be given to any committee member, director or shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such member, director or shareholder at his address as it appears on the records or, in the case of a shareholder, the stock transfer books of the corporation.  Any notice required or permitted to be given by mail shall be deemed to be delivered at the time when the same shall be deposited in the United States mail as aforesaid.

Section 5.2.            Waiver of Notice.  Whenever any notice is required to be given to any committee member, director or shareholder of the corporation under the provisions of any statute, the Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI.

CAPITAL STOCK

Section 6.1.            Certificates Representing Shares.  Shares may not be issued until the full amount of consideration, fixed as provided by law, has been paid or partial payment has been made pursuant to the discretion of the Board of Directors.  When such consideration has been paid to the corporation, the shares shall be deemed to have been issued and the corporation shall deliver certificates representing all shares to which shareholders are entitled.  Each certificate shall bear upon its face the statement that the corporation is organized in Texas, the name in which it is issued, the number and class of shares and series, and the par value or a statement that the shares are without par value.  Such certificates shall be signed by any two directors, and shall bear the seal of the corporation or a facsimile thereof.  In case any officer who has signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if it was such officer at the date of its issuance.

Section 6.2.            Shareholders of Record.  The Board of Directors of the corporation may appoint one or more transfer agents or registrars of any class of stock of the corporation.  Unless and until such appointment is made, the Secretary of the corporation shall maintain among other records a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, the number and date of cancellation of every certificates surrendered for cancellation, and whether or not such shares originate from original issues or from transfer.  The names and addresses of shareholders as they appear in the stock certificate book shall be the official list of shareholders of record of the corporation for all purposes.  The corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such other person.

Section 6.3.            Transfer of Shares.  The shares of the corporation shall be transferable on the stock certificate book of the corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares.  All certificates surrendered for transfer shall be cancelled, and no new certificates shall be issued until a further certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the corporation and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.1.            Indemnification of Officers and Directors.

(a)           Each person who shall have served as a director or officer of this corporation, or at its request as director or officer of another corporation, partnership, joint venture, trust or other enterprise in which it now owns or may hereafter own shares of capital stock or of which it now is or may hereafter be a creditor, shall be indemnified by the corporation against any recoveries and awards, and any expenses and costs (including attorneys’ fees) actually and necessarily incurred by him, in connection with any claim asserted against him, by action in court or otherwise, by reason of being or having been such director or officer, except when in any court proceeding he shall have been adjudged guilty of negligence or misconduct in respect of the matter in which indemnity is sought; provided, however, that the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled by law.

(b)           The corporation may purchase and maintain insurance, or another arrangement, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of this Article or of Article 2.02 of the Texas Business Corporation Act.

Section 7.2.            Amendments.  These bylaws may be altered or repealed at any regular meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the shares entitled to vote and present or represented at such meeting; provided, however, that no change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and that in case of any change of said time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.

Section 7.3.            Dividends.  Dividends upon the outstanding shares of the corporation, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be declared and paid in cash, in property, or in shares of the corporation, or any combination thereof.  The declaration and payment shall be at the discretion of the Board of Directors.

Section 7.4.            Reserves.  There may be credited from time to time by resolution of the Board of Directors, out of the earned surplus of the corporation, such reserve or reserves as the directors in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.5.            Conference Telephone Meetings.  Meetings of shareholders, directors, or any committee, may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 7.6.            Resignations.  Any director or officer may resign at any time.  Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 7.7.            Surety Bond.  Such officers and agents of the corporation (if any) as the President or the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation, in such amounts and by such surety companies as the president or the Board of Directors may determine.  The premiums on such bonds shall be paid by the corporation, and the bonds so furnished shall be in the custody of the Secretary.

Section 7.8.            Execution of Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

Section 7.9.            Seal.  The corporate seal shall be a device containing the name of the corporation and the word “Texas.”

Section 7.10.          Fiscal Year.  The fiscal year of the corporation shall end at the close of business on the 31st day of January in each year.

Adopted by the Board of Directors as of 30th June, 1997.

/s/ Patrick J. Boyle
Patrick J. Boyle, Secretary